CONFIDENTIAL TREATMENT OF REDACTED MATERIAL REQUESTED PURSUANT TO RULE 24b-2. "X" INDICATES REDACTED INFORMATION.
                                                     FT CONTRACT NUMBER:  95005

     THIS AGREEMENT entered into this 15th day of December 1994, by and between EMPIRE STATE PIPELINE, a joint venture, hereinafter referred to as
"Transporter," and NATIONAL FUEL GAS DISTRIBUTION CORPORATION, hereinafter referred to as "Shipper."

                                   ARTICLE I

           1. Transporter's Transportation Service hereunder shall be subject to receipt of all requisite regulatory authorizations from the New York Public Service Commission ("Commission") , or any successor regulatory authority, and any other necessary governmental authorizations, in a manner and form acceptable to Transporter.

           2. Subject to the terms and provisions of this Agreement, Shipper agrees to deliver or cause to be delivered to Transporter, Gas for Transportation, and Transporter agrees to receive, transport and redeliver Equivalent Quantities of Gas to Shipper or for the account of Shipper, on a firm basis, up to an aggregate Maximum Daily Quantity of 40,112 dekatherms ("Dth") . Section I of Exhibit C, attached hereto and made a part hereof, sets forth one or more routings of Transportation provided hereunder, by designation of the Point(s) of Receipt and Point(s) of Delivery, and specifies the portion of the aggregate Maximum Daily Quantity which is related to and agreed upon relative to each such routing.

           3. Transporter may, if tendered by Shipper, transport daily quantities in excess of the Maximum Daily Quantity specified in
           Paragraph 2, above, if it can do so without adverse effect on Transporter's operations or its ability to meet all other obligations.

           4. Transportation service rendered hereunder may be wholly or partly interrupted, subject to the requirements of the General Information, when such curtailment or interruption is desirable due to operating conditions or insufficient pipeline capacity available on Transporter's system.

                                   ARTICLE II

           1. Shipper shall deliver or cause to be delivered Gas hereunder at the Point(s) of Receipt set forth in Exhibit "A", which is attached hereto and made a part hereof.

                                  ARTICLE III

           1. Transporter shall redeliver to Shipper or for the account of Shipper Equivalent Quantities of Gas transported hereunder at the Point(s) of Delivery set forth on Exhibit "B", which is attached hereto and made a part hereof.

<PAGE 2>

                                   ARTICLE IV

           This Agreement shall be effective for an initial period as of December 15, 1994 until October 31, 2014.

                                   ARTICLE V

           1. Each Month, Shipper shall pay Transporter for the service hereunder, an amount determined in accordance with Transporter's Service Classification No. 1 (Rate Schedule FT), and the applicable provisions of the General Information of Transporter's New York Public Services Commission Gas Tariff, as filed with the Commission. Such Service Classification and General Information are incorporated by reference and made a part hereof. Section II of Exhibit C hereto sets forth one or more routings of Transportation provided hereunder, by designation of the Point(s) of Receipt and Point(s) of Delivery, and specifies for each such routing, the rates, differentials and any other charges applicable to service under this Service Agreement for such routing, as agreed by Transporter and Seller or as fixed by Transporter pursuant to Section 3.2 of Service Classification No. 1. Transporter may unilaterally effect an amendment to Section II of Exhibit C to reflect any changes made pursuant to said Section 3.2, which is incorporated herein by reference, and/or pursuant to Commission authorization or direction. Any rates or differentials so specified shall be increased pursuant to Section 16 of the above referenced General Information.

           2. It is further agreed that Transporter may seek authorization from the Commission and/or other appropriate body for such changes to any rate(s) and terms set forth herein or in Service Classification No. 1 or in the General Information as may be found necessary to assure Transporter just and reasonable rates and terms. Nothing herein contained shall be construed to deny Shipper any rights it may have under applicable law, including the right to participate fully in rate proceedings by intervention or otherwise to contest increased rates in whole or in part.

                                   ARTICLE VI

           1. Definition. The term "force majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms (including but not limited to hurricanes or hurricane warnings), crevasses, floods, washouts; arrests and restraints of the government, either Federal or State, civil or military; and civil disturbances. Relative to Transporter's service and solely to the operation of its system, force majeure shall also mean shutdowns for

<PAGE 3>

           purposes of necessary repairs, relocation, or construction of facilities; breakage or accident to machinery or lines of pipe; the necessity for testing (as required by governmental authority or as deemed necessary by Transporter for the safe operation thereof), the necessity of making repairs or alterations to machinery or lines of pipe; failure of surface equipment or pipe lines; accidents, breakdowns, inability to obtain necessary materials, supplies or permits, or labor to perform or comply with any obligation or condition of this Agreement, rights of way; and any other causes, whether of the kind herein enumerated or otherwise which are not reasonably in Transporter's control. It is understood and agreed that the settlement of strikes or lockouts or controversies with landowners involving rights of way shall be entirely within Transporter's discretion and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts or controversies with landowners involving rights of way by acceding to the demands of the opposing party when such course is inadvisable in the discretion of Transporter.

           2. Force Majeure. If by reason of force majeure either party hereto is rendered unable, wholly or in part, to carry out its obligations under this Agreement, it is agreed that if such party gives notice in full particulars of such force majeure in writing or by telecopy to the other party within a reasonable time after the occurrence of the cause relied on, the party giving such notice, so far as and to the extent that it is affected by such force majeure, shall not be liable for damages during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. Transporter shall not be liable for damages to Shipper other than for acts of gross negligence or willful misconduct, and only in circumstances in which conditions of force majeure do not exist.

           3.  Limitations.   Such  force  majeure  affecting  the  performance
           hereunder by either Transporter or Shipper, however, shall not relieve such party of liability in the event of failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such causes or contingencies affecting such performance relieve Shipper from its obligations to make payments then due or becoming due under this agreement.

                                  ARTICLE VII

           1. Payment. Shipper shall pay Transporter the amount due for the preceding Month on or before the twenty-fifth (25th) Day of the Month. All payments by Shipper to Transporter shall be made in the form of wire transfer directed to a bank account

<PAGE 4>

           designated by Transporter's Controller or by check at Transporter's general of office, or at such other address as Transporter shall designate such that funds are available on the date payment is due.

           If  rendering  of a bill by  Transporter  is delayed  after the tenth
           (10th) Day of the Month, then the time of payment shall be extended accordingly unless Shipper is responsible for such delay.

           Should Shipper fail to pay all of the amount of any bill as herein provided when such amount is due, interest on the unpaid portion of the bill shall accrue at the prime rate or rates charged by Citibank, N.A. New York, New York to responsible commercial and industrial borrowers, plus two percentage points, for each of the Months from the due date until the date of payment. Transporter may also impose late payment or failure to pay charges not inconsistent with regulations or orders of the Commission. If such failure to pay continues for thirty (30) Days after payment is due, Transporter, in addition to any other remedy it may have hereunder, shall upon notice to Shipper, suspend further delivery of Gas until such amount is paid; provided, however, that if Shipper in good faith shall dispute the amount of any such bill or part thereof and shall pay to Transporter such amounts, if any, as it concedes to be correct and, at any time thereafter within thirty (30) Days of a demand made by Transporter, shall furnish a good and sufficient surety bond in an amount and with surety satisfactory to Transporter or other assurance acceptable to Transporter, guaranteeing payment to Transporter of the amount ultimately found due upon such bill after a final determination which may be reached either by agreement or judgment of the courts, as may be the case, then Transporter shall not be entitled to suspend further delivery of such Gas unless and until default be made in the conditions of such bond. In the event Transporter suspends delivery of Gas for non payment by Shipper, and Shipper continues non payment for thirty (30) Days after such suspension, Shipper shall be deemed to have consented to termination of its Service Agreement and abandonment of service. Written notice of any termination and abandonment shall be given to Shipper at least seventy-two (72) hours before such termination and abandonment, and shall include an adequate explanation.

           If there are claimed errors in a billing hereunder and Shipper and Transporter are unable to agree relative thereto, any resort by either of the parties to legal proceedings shall be commenced within fifteen (15) Months after the supposed cause of action is alleged to have arisen, or shall thereafter be forever barred.

<PAGE 5>

           2. Responsibility for Gas. Shipper shall be deemed in exclusive control and possession of the Gas until such Gas has been delivered to Transporter at the Point of Receipt and after such Gas has been redelivered to or for the account of Shipper at the Point of Delivery. Transporter shall be in exclusive control and possession of such Gas between the Point(s) of Receipt and the Point(s) of Delivery set forth in this Agreement. The party which shall be in exclusive control and possession of such Gas shall be responsible for all injury or damage caused thereby to any third party.

           3. Indemnification of Transporter. In the absence of gross negligence or willful misconduct on the part of Transporter's officers, employees or agents, Shipper waives and indemnities against any and all claims against Transporter, its officers, employees or agents, arising out of or in any way connected with (i) the quality, use or condition of the Gas after delivery from Transporter's line for the account of such Shipper; (ii) any losses or shrinkage of Gas during or resulting from transportation hereunder; and (iii) all other claims and demands arising out of the performance of the duties of the Transporter, its officers, employees or agents. Shipper agrees to supply Transporter with a waiver of subrogation of Shipper's insurance company for all claims subject to the indemnification and the save harmless provisions covered by this paragraph.

           4.  Warranty.  Shipper  warrants  for  itself,  its  successors,  and assigns, that it has, or will have, at the time of delivery of the Gas for transportation hereunder, good title to such Gas to be delivered to Transporter for Transportation, or the contractual right to allow and cause such gas to be delivered to and transported by Transporter. Shipper warrants for itself, its successors, and assigns, and any person(s) which grant such contractual right to Shipper, that the Gas it warrants hereunder shall be free and clear of all liens, encumbrances or claims, that it will indemnify and save Transporter harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of any adverse claims of any and all persons to said Gas and/or to royalties, taxes, license fees, or charges thereon which are directly applicable to such delivery of Gas and that it will indemnify and save Transporter harmless from all taxes or assessments which may be directly levied and assessed upon such delivery and which are by law payable and the obligation of the party making such delivery.

           5. waivers. No waiver by either Transporter or Shipper of any one or more defaults by the other in the performance of any provisions hereunder shall operate or be construed as a waiver of any future default or defaults, whether of a like or a different character.

<PAGE 6>

           Transporter may waive enforcement of provisions of its tariff, where economically and operationally feasible.

           6 Interpretation of Laws. This Agreement shall be interpreted, performed and enforced in accordance with the laws of the State of New York.

           7. No Third Party Beneficiary. It is expressly agreed that there is no Third Party Beneficiary of this Agreement, and that the provisions of this Agreement and this General Information do not impart enforceable rights in anyone who is not a party or successor or assignee of any party to this Agreement.

           8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

           9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                                  ARTICLE VIII

                                     NOTICE

           1. Except as may be otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement or any notice which a party may desire to give the other shall be in writing and mailed by regular mail, effective as of the postmark date, to the post office address of the party intended to receive the same, as follows:

           Transporter: Empire State Pipeline
                   500 Renaissance Center
                   Detroit, Michigan 48243
                                Attention:  Gas Control (Nominations)
                                            Gas Measurement (Meter Statements)
                                            Volume Management (Other Statements)
                                            Cash Control (Payments)
                                            System Marketing
                                            (All other matters)

           Shipper:  National Fuel Gas Distribution Corporation
                              10 Lafayette Square
                              Buffalo, New York  14203
                              Attention:  Contract   Administration   (invoices)
                                          Walter E. DeForest, Senior V.P.
                                          (all other matters)

<PAGE 7>

                                   ARTICLE IX
                                 MISCELLANEOUS

       1.  Transporter and Shipper further agree as follows:

           a. Shipper represents and warrants, to the satisfaction of the Federal Energy Regulatory Commission, Transporter and the Commission, that, until Transporter obtains the necessary regulatory authorization to transport gas in interstate commerce, all Gas transported hereunder shall be consumed in the State of New York.

           b. Shipper shall pay Transporter a rate for the service provided hereunder which, in no event, shall be less than the minimum rate, nor greater than the maximum rate, approved by the Commission, and as set forth in Transporter's Schedule for Gas Service. Subject to the foregoing, Shipper shall pay Transporter a total rate, which
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CONFIDENTIAL TREATMENT OF REDACTED MATERIAL REQUESTED PURSUANT TO RULE 24b-2.
"X" INDICATES REDACTED INFORMATION.

           c. It is understood and agreed that Shipper shall have the right to defer commencement of 27,300 Dth per day of the service hereunder. If Shipper defers service for such quantity, service for such quantity shall commence no later than May 1, 1995.

<PAGE 8>

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be
signed  by  their  respective   officers  or   Representatives   thereunto  duly
authorized.


                             EMPIRE STATE PIPELINE
                                 (Transporter)
                             By /s/ Richard A. Lietz
                             Its Chairman of the Management Committee

ATTEST:                      NATIONAL FUEL GAS DISTRIBUTION COMPANY
                                   (Shipper)



/s/ David F. Smith           By  /s/ Walter E. DeForest
Secretary                    Its Sr. Vice President

<PAGE 9>

                                  EXHIBIT "A"

                                       to

                               Agreement between
                      Empire State Pipeline (Transporter)
                                      and
              NATIONAL FUEL GAS DISTRIBUTION CORPORATION (Shipper)

                      Dated______________________________

                       POINT(S) OF RECEIPT AND PRESSURES
                       ---------------------------------

Point(s) of Receipt by Transporter

                                                  Maximum Allowable
                                      Measuring   Operating Pressure
 Number         Name       Location     Party          "NMOP"
---------     ---------   ----------  ---------   ------------------

012000010     CHIPPAWA CHANNEL
              (EMPIRE/TCPL)

<PAGE 10>

                                  EXHIBIT "B"

                                       to

                               Agreement between
                      Empire State Pipeline (Transporter)
                                      and
              NATIONAL FUEL GAS DISTRIBUTION CORPORATION (Shipper)

                          Dated_______________________

                       POINT(S) OF DELIVERY BY TRANSPORTER
                       -----------------------------------

                              Measuring
Number         Name           Location           Party
---------  ------------       ---------          -----

012003010  GRAND ISLAND
           (EMPIRE/NFGS)

<PAGE 11>

                                   EXHIBIT "C"

                                       to

                               Agreement between
                      Empire State Pipeline (Transporter)
                                      and
              NATIONAL FUEL GAS DISTRIBUTION CORPORATION (Shipper)

                       Dated____________________________

                                 MAXIMUM DAILY
                            QUANTITY, TRANSPORTATION
                             AND ADDITIONAL CHARGES
                            ------------------------

 I.   MAXIMUM DAILY QUANTITY

Point(s) of Receipt      Point(s) of Delivery      Maximum Daily
     Number(s)                Number(s)            Quantity (Dth)
-------------------      --------------------      --------------

012000010                012003010                 40,112


II.   TRANSPORTATION AND ADDITIONAL CHARGES

                                 Effective
 Point(s)      Point(s)       Transportation             Effective
of Receipt    of Delivery         Charge                   Other
Number(s)      Number(s)        ($ per Dth)               Charges
----------    -----------     --------------             ---------

012000010     012003010       Reservation Charge: (1)       (1)
                              Commodity Charge:   (1)       (1)



Note:   (1) Refer to Service Classification No. 1. of Transporter's New York
            Public Service Commission's Gas Tariff.